INTELLECTUAL PROPERTY (IP) LICENSE AGREEMENT

THIS AGREEMENT is made the 5th day of May 2025

BETWEEN

AIHUB RELEASING, INC., a company incorporated in Delaware, U.S. and whose registered office is situated at 131 Continental Drive, Suite 301 Newark, DE 19713-4323 (hereinafter called the "Licensor") of the one part

AND

AB INTERNATIONAL GROUP CORP., a company incorporated in Nevada and whose correspondence address is situated at 144 Main St., Mt. Kisco NY 10549 (hereinafter called the "Licensee") of the other part

WHEREAS:-

(1)               The Licensor is the proprietor as holder of the intellectual property (IP) of ufilm -- AI Generated Creation, Productions Synthesis and Release System of Movie, TV series and Short series (ufilm.ai hereinafter referred to as "the IP").

(2)               The Licensee is desirous of obtaining the exclusive right to use the IP.

(3)               The Licensor has agreed to irrevocably grant an exclusive licence to the Licensee (for itself and on behalf of the Group) in respect of the use of the IP, including the right to sub-license the IP to the Licensee.

IT IS HEREBY AGREED as follows:- Grant of Rights

1.       Licence and sub-licence of the IP, the Licensor hereby grants to the Licensee in respect of the use of the IP, including the right to further sub-license the IP to any third parties. Save with the prior consent or otherwise provided in this Agreement, the Licensor not to, use, transfer, mortgage, or create any encumbrance and third party rights over, the IP and/or any of its interest during the term of this Agreement.

If any of the above licence and/or sub-licence so granted becomes partly or fully invalid at any time during the term of this Agreement for whatever reason, the Licensor shall immediately grant an exclusive licence to the Licensee (for itself and on behalf of the Group) directly in respect of the use of the IP, including the right to further sub-license the IP to any third parties, during the term of this Agreement at nil consideration.

2.                        Improvements of the IP, (1) if there is any future improvements to the IP by any member of the Licensee during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensee. The Licensee shall assign such future improvements to the Licensor or its designated person at nil consideration, and the Licensor or its designated person shall grant to the Licensee an exclusive licence for the use of such future improvements on and subject to the same terms and conditions of this Agreement at nil consideration;

(2)   if there is any future improvements to the IP by the Licensor during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensor. The Licensor shall inform the Licensee of such future improvements and shall grant to the Licensee an exclusive licence for the use of such future improvements on and subject to the same terms and conditions of this Agreement at nilconsideration; and

(3)  if there is any future improvements to the IP jointly by any member of the Licensee on one part and the Licensor on the other part during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensee as to 50% and the Licensor as to 50%. The Licensee shall assign its 50% interest in such future improvements to the Licensor or its designated person at nil consideration, and the Licensor or its designated person shall grant to the Licensee an exclusive licence for the use of such the future improvements on and subject to the same terms and conditions of this Agreement at nil consideration.

Term

3.                     Subject to the provisions for termination hereinafter provided, this Agreement and the licence granted pursuant thereto shall be for a term of five (5) years commencing on the date of this Agreement.Provided that the Licensee has duly complied with the provisions of this Agreement within the initial five year term, the Licensee shall have the right to renew this Agreement for a further term of five (5) years at a nominal licence fee of US$1.00.

Consideration

4.                    In consideration of the licence granted herein, the Licensee shall pay to the Licensor a non-refundable licence fee of US$2,000,000 at the expiry of one month from the date of this Agreement, which shall be settled by the Licensee in the following manner:

(1)     US$500,000 shall be payable in cash to the Licensor and/or its nominee after this Agreement becoming effective and within ten business days.

(2)    US$1,500,000 shall be payable in cash to the Licensor and/or its nominee within ten business days after the SaaS software as a website using the IP having passed the test to be conducted by Licensee testing regarding the SaaS software approval and acceptance requirements.

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Intellectual Property Rights

5.                  The Licensee acknowledges that the Licensor is the owner of the IP and all the goodwill attaching to the Services and the Goods and the Licensee agrees and shall procure its sub-licensees to agree that all intellectual property rights in the IP shall remain vested in the Licensor both during the term of this Agreement and thereafter and the Licensee further agrees and shall procure its sub-licensees to agree never to challenge the validity or ownership of the IP and the said IP Applications and Registrations or that the use thereof by the Licensee or its sub-licensees is on behalf of the Licensor as a licensee or sub-licensee under its control.

6.                  The Licensee undertakes that it shall not unless in pursuance of this Agreement carry on any trade or business by reference to the IP and/or manufacture, supply, sell or offer for sale or otherwise howsoever deal in or cause to be manufactured, supplied, sold or offered for sale or otherwise howsoever dealt in any goods by reference to the IP and/or any other IP which so nearly resembles the IP as to be likely to deceive or cause confusion and shall not do or cause or permit to be done anything which would otherwise constitute an infringement and/or passing-off of the rights of the Licensor in the IP or would adversely affect any of the Licensor's interest in the IP or in any way assist others so to do and shall not through its directors, officers, servants or agents or in conjunction with any other person do anything which may have an adverse affect on the interest of the Licensor.

7.                  All rights in any inventions, improvements, designs, products, IP, copyright and any other subject matter (hereinafter referred to as "proprietary rights") relating to the IP, the Services and the Goods or the Licensor's other products or business which the Licensee or its sub-licensees may make or conceive howsoever in connection with exercise of its rights granted under this Agreement either as a company, or by the Licensee 's or its sub-licensees' employees, servants, agents, sub-licensees or jointly with other companies or firms, shall be the exclusive property of the Licensor and the Licensee hereby agrees to assign and shall procure its sub-licensees to assign to the Licensor all of the rights in and to all such proprietary rights. At the request and expense of the Licensor and without further compensation, the Licensee shall and procure its sub-licensees to do all acts and execute or cause to be executed all documents required by the Licensor for carrying out the above intention regarding such proprietary rights. All of the foregoing shall be without charge to the Licensor, except that all necessary and proper expenses in connection therewith shall be borne by the Licensor.

8.                  the Licensee acknowledges that in pursuance of its obligations under this Agreement, it will be provided with information, materials and documents relating to the IP, the Services, the Goods and other information in relation to the business and products of the Licensor. The Licensee recognises that such information are proprietary to the Licensor and confidential in nature. The

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Licensee undertakes that it shall not, whether during the term of this Agreement or any time after termination or expiry, disclose or otherwise make available such confidential information to other parties without the prior written permission of the Licensor. Upon termination or expiry of this Agreement, the Licensee shall return to the Licensor all such information in its possession, if any, and undertakes not to retain any copies of the same.

9.                  The Licensee further undertakes and shall procure its sub-licensees to undertake that it shall not use or cause to be used any materials or information howsoever obtained under this Agreement to the detriment or adverse interest of the Licensor or which may injure or cause loss directly or indirectly to the Licensor or its business or may likely so to do.

10.              The Licensee agrees and shall procure its sub-licensees to agree to indemnify and save harmless the Licensor from and against any claim arising out of the Services and/or the Goods, except in so far as any such claim may be found to arise from any failure on the part of the Licensor.

11.              In the event that the Licensor desires to the secure registration or further registration of the IP anywhere in the world other than the PRC, the Licensee undertakes to and shall procure its sub-licensees to render all reasonable assistance towards the obtaining of such registration/registrations and do all acts and execute or cause to be executed all documents as may be necessary to obtain assign and transfer all the benefit of such registration to the Licensor.

12.              The Licensee shall not in its own name, and shall procure its sub-licensees not to in their own names, apply for registration of any of the IP or IP similar thereto in respect of any goods or services whatsoever and that all rights and benefits arising from the use of any of the IP under this Agreement shall ensure to the sole benefit of the Licensor and its successors, assigns or nominees.

13.              The Licensor shall be responsible for all the costs and expenses relating to the renewal and continued maintenance of the IP (which may be amended from time to time) and shall do all such acts and things as may be necessary to maintain the IP during the term of this Agreement.

14.              If required by the Licensor, the Licensee agrees and shall procure its sub-licensees to make the necessary application to the Registrar of the IP or other similar authority to the intent that itself and/or its sub-licensees shall be registered as users of the IP and shall do all acts to maintain and safeguard the validity and ownership of the IP.

15.              In the event that the Licensee learns of any infringement of the IP or any other rights of the Licensor, it shall immediately notify the Licensor giving such details as are available and shall, and/or procure its sub-licensees to, render all necessary assistance to the Licensor in respect of any steps which the Licensor may take or proceedings which the Licensor may institute in respect of such infringement. All costs of such action or proceedings shall be borne by the Licensor and the Licensor shall have the absolute discretion whether or not to take action and the handling/settlement of such actions.

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Termination and Post termination Issues

16.              The Licensor shall have the right at any time by giving notice in writing to the Licensee to terminate this Agreement forthwith in any of the following events:-

(1) if the Licensee commits a breach of any of the terms or conditions of this Agreement and such default is not cured within thirty (30) days after the Licensor shall have given the Licensee written notice specifying such default, and

(2) if the Licensee becomes insolvent or enters into liquidation either compulsorily or voluntarily (otherwise than for the purposes of amalgamation or reconstruction) or compound with its creditors or has a receiver appointed of all or any part of its assets or in any other way take or suffer similar action in consequence of debt or insolvency.

Any delay or omission on the part of the Licensor in giving notice of any act of default or termination of this Agreement shall not be deemed to be a waiver thereof.

17.              Upon termination of this Agreement, the Licensee shall:-

(a) immediately cease to have any right to use the IP or to represent itself as being connected with the Licensor; and the Licensee undertakes promptly to, and shall procure its sub-licensees to forthwith cease all use of the IP in relation to the Services and the Goods;

(b) where appropriate and upon request by the Licensor, sign or procure its sub-licensees to sign all documents and do all acts necessary to cancel or otherwise vacate recordals of the Licensee or its sub-licensees as users of the IP;

(c) assign or procure its sub-licensees to assign to the Licensor or to any other party as the Licensor shall direct all registration or recordal standing in its name or the name of its sub-licensees in relation to the Services and/or the Goods, if any; and

(d) immediately stop manufacturing, accepting orders, selling and/or otherwise dealing in or with the Goods unless otherwise directed by the Licensor. The Licensor shall have the option to take up all unfulfilled orders and purchase all remaining inventory and work-in-progress of the Goods at cost provided such list/information be provided to the Licensor in writing within 14 days after termination. If the Licensor does not exercise its option within 10 days upon receipt of such information, all unfulfilled orders have to be cancelled and remaining inventory and work-in-progress of the Goods be destroyed or processed to the effect that the IP be completed removed from the goods. The Licensor has the right to inspect such goods before they are disposed of by the Licensee and/or its sub-licensees.

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Miscellaneous

18.              The rights granted to the Licensee hereunder shall be exclusive to the Licensee which shall not without the prior written consent of the Licensor be transferred or assigned, whether in part or full, to any other person, firm or corporation. The provisions hereof shall be deemed to include assignment by operation of law and to restrict hypothecation, pledge, granting of a the security interest of in any manner taking steps of permitting the integrity of this Agreement between the parties to be affected in any manner or form.

19.              Nothing in this Agreement shall constitute or be deemed to constitute a partnership or any agency relationship between the parties hereto for any purpose whatsoever.

20.              This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and incorporates all prior written or oral understandings and agreements. This Agreement may be amended only upon the mutual agreement of both parties in writing.

21.              No waiver by the Licensor of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by the Licensor in writing nor shall any waiver by the Licensor in respect of any breach be deemed to constitute a waiver of or consent to any subsequent breach by the Licensee of its obligations.

22.              In the event that any provision of this Agreement should be or become void or illegal, the validity of the other contents of the agreement shall not be affected hereby. The parties agree that in such an event, they shall replace the void provision by such a valid provision which achieves the purpose aimed at by the void provision completely or as far as possible.

23.              This Agreement shall be governed in all respects by the laws of New York state of the United States.

24.       This Agreement shall ensure to the benefit of the successors, assigns, licensees and nominees of the Licensor.

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IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by Baoyu Chen, president	)
for and on behalf of	)
AIHUB RELEASING, INC.	)	/s/ Baoyu Chen
in the presence of::-)

SIGNED by Chiyuan Deng, CEO
for and on behalf of		/s/ Chiyuan Deng
AB INTL GROUP CORP.
in the presence of :-

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